Exhibit 99(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 28, 2012 relating to the financial statements of AllianceBernstein Bond Fund, Inc. - Limited Duration High Income Portfolio and December 27, 2012 relating to the financial statements of AllianceBernstein Bond Fund, Inc. - Intermediate Bond Portfolio for the period ended September 30, 2012 and the fiscal year ended October 31, 2012, respectively, which are incorporated by reference in this Post-Effective Amendment No. 111 to the Registration Statement (Form N-1A No. 2-48227) of AllianceBernstein Bond Fund, Inc.



                                                       /s/ ERNST & YOUNG LLP




New York, New York
January 28, 2013